CONSENT OF BDO SEIDMAN, LLP






Tel-Save Holdings, Inc.
New Hope, Pennsylvania


         We hereby consent to the incorporation by reference in the respective Prospectuses constituting a part of the Registration Statements on Forms S-8 Nos. 333-04479 and 333-05923 and Forms S-3 Nos. 333-14549 and 333-23193 of our
reports  dated  January  29,  1997,  relating  to  the  consolidated   financial
statements and schedule of Tel-Save Holdings, Inc. and subsidiaries, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

         We also consent to the reference to us under the caption "Experts" in the Prospectuses.



/s/ BDO Seidman, LLP

New York, New York
March 17, 1997